                                                                     EXHIBIT 4.2

                                WARRANT AGREEMENT


                                   Dated as of

                                February 7, 2000

                                     between

                                 METRICOM, INC.

                                       and

                                 BANKBOSTON N.A.

                                as Warrant Agent

                                       and

                          BANK ONE TRUST COMPANY, N.A.

                            as Initial Warrant Agent


                                  Warrants for
                                 Common Stock of
                                 METRICOM, INC.

                                TABLE OF CONTENTS

                                                                        Page
                                    ARTICLE 1
                                   Definitions
SECTION 1.1. Definitions                                                 1
SECTION 1.2. Other Definitions                                           5

                                    ARTICLE 2
                              Warrant Certificates

SECTION 2.1. Form and Dating                                             6
SECTION 2.2. Legends                                                     8
SECTION 2.3. Execution and Countersignature                             15
SECTION 2.4. Certificate Register                                       16
SECTION 2.5. Separation of Warrants and Notes                           16
SECTION 2.6. Transfer and Exchange                                      16
SECTION 2.7. Replacement Certificates                                   18
SECTION 2.8. Temporary Certificates                                     18
SECTION 2.9. Cancellation                                               18

                                    ARTICLE 3
                                 Exercise Terms

SECTION 3.1. Exercise Price                                             19
SECTION 3.2. Exercise Periods; Restrictions on Exercise                 19
SECTION 3.3. Expiration                                                 19
SECTION 3.4. Manner of Exercise                                         20
SECTION 3.5. Issuance of Warrant Shares                                 20
SECTION 3.6. Fractional Warrant Shares                                  21
SECTION 3.7. Reservation of Warrant Shares                              21
SECTION 3.8. Compliance with Law                                        22

                                    ARTICLE 4
                             Antidilution Provisions

SECTION 4.1. Changes in Common Stock                                    22
SECTION 4.2. Cash Dividends and Other Distributions                     23
SECTION 4.3. Rights Issue to All Holders of Common Stock                23
SECTION 4.4. Other Issuances of Common Stock or Rights                  24
SECTION 4.5. Combination; Liquidation                                   25
SECTION 4.6. Other Events                                               26


SECTION 4.7. Superseding Adjustment                                     26
SECTION 4.8. Minimum Adjustment                                         27
SECTION 4.9. Notice of Adjustment                                       27
SECTION 4.10. Notice of Certain Transactions                            28
SECTION 4.11. Adjustment to Warrant Certificate                         28
SECTION 4.12. Exceptions to Antidilution Provisions                     29

                                    ARTICLE 5
                                  Warrant Agent

SECTION 5.1. Appointment of Warrant Agent                               39
SECTION 5.2. Right and Duties of Warrant Agent                          40
SECTION 5.3. Individual Rights of Warrant Agent                         41
SECTION 5.4. Warrant Agent's Disclaimer                                 41
SECTION 5.5. Compensation and Indemnity                                 41
SECTION 5.6. Successor Warrant Agent                                    41

                                    ARTICLE 6
                                  Miscellaneous

SECTION 6.1. Financial Statements and Reports of the Company            44
SECTION 6.2. Third Party Beneficiaries                                  44
SECTION 6.3. Rights of Holders                                          44
SECTION 6.4. Amendment                                                  44
SECTION 6.5. Notices                                                    45
SECTION 6.6. Governing Law                                              46
SECTION 6.7. Successors                                                 46
SECTION 6.8. Multiple Originals                                         46
SECTION 6.9. Table of Contents                                          46
SECTION 6.10. Severability                                              46


EXHIBIT A    Form of Face of Warrant Certificate

APPENDIX A   List of Financial Experts

            WARRANT AGREEMENT dated as of February 7, 2000 (this "Agreement"), between METRICOM, INC., a Delaware corporation (the "Company"), BankBoston N.A., as Warrant Agent (the "Warrant Agent") and Bank One Trust Company, N.A., as Initial Warrant Agent (the "Initial Warrant Agent").

            The Company desires to issue the warrants (the "Warrants" and each a "Warrant") described herein which will initially entitle the holders thereof (the "Holders") to purchase an aggregate of 1,425,000 shares of its common stock, par value $0.001 per share (the "Common Stock"), of the Company at a purchase price of $87.00 per share subject to the adjustments described herein, in connection with an offering of (i) $300,000,000 aggregate principal amount of 13% Senior Notes due 2010 (collectively, the "Notes" and each $1,000 principal amount thereof a "Note") issued by the Company and Metricom Finance, Inc., a Delaware corporation and wholly owned subsidiary of the Company ("Finance Sub" and together with the Company, the "Issuers"), pursuant to the provisions of the Indenture (as defined below), and (ii) 300,000 Warrants initially entitling the Holder to purchase 4.75 shares of Common Stock, subject to adjustment as provided herein. In connection with the sale of the Notes, each purchaser of a
Note is required to purchase a Warrant, resulting in an aggregate of 300,000 Warrants to be issued to the purchasers of the Notes.

            Each Note will be transferable only along with the corresponding Warrant forming a unit and will not become separately transferable until the earliest to occur of (i) August 15, 2000, (ii) an Event of Default, as defined in the Indenture, (iii) an Exercise Event, as defined herein, or (iv) such other date, as Lehman Brothers Inc. shall determine in its sole discretion (the "Separation Date").

            The Company further desires the Warrant Agent to act on behalf of the Company in connection with the issuance of the Warrants as provided herein and the Warrant Agent is willing to so act.

            Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of Warrants:


                                    ARTICLE 1
                                   Definitions

            Any capitalized terms not otherwise defined herein shall have the meaning attributed such term in the Indenture.

            SECTION 1.1. Definitions.

            "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" and correlative meanings, the terms "controlling," "controlled by" and "under common control with," as applied to any Person, mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

            "Board of Directors" means (1) in respect of a limited liability company, the board of advisors of that company; (2) in respect of a corporation, the board of directors of the corporation, or any authorized committee thereof; and (3) in respect of any other Person, the board or committee of that Person serving a similar function.

            "Business Day" means any day other than a Legal Holiday.


            "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents, however designated, whether voting or non-voting, in equity of such Person, whether now outstanding or issued after the date hereof, including, without limitation, all Common Stock and Preferred Stock.


            "Change of Control" means such time as (1) a "person" or "group," within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act, other than a Permitted Holder, becomes the ultimate "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, of more than 50% of the total voting power of the then outstanding Voting Stock of the Company on a fully diluted basis; (2) individuals who at the beginning of any period of two consecutive calendar years constituted the Board of Directors of the Company, together with any directors who are members of such Board of Directors on the date hereof and any new directors whose election by the Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of at least two-thirds of the members of the Board of Directors then still in office who either were members of the Board of Directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the members of such Board of Directors then in office; (3) the sale, lease, transfer, conveyance or other disposition, other than by way of merger or consolidation, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any such "person" or "group," other than to a Permitted Holder or a Restricted Subsidiary of the Company; (4) the merger or consolidation of the Company with or into another corporation or the merger of another corporation with or into the Company with the effect that immediately after such transaction any such "person" or "group" of persons or entities, other than a Permitted Holder, shall have become the ultimate beneficial owner of securities of the surviving corporation of such merger or consolidation representing more than 50% of the total voting power of the then outstanding Voting Stock of the surviving corporation; or (5) the approval by the holders of the Capital Stock of the Company of a plan relating to the liquidation or dissolution of such Issuer. In no event shall the consummation of a Holding Company Reorganization constitute a Change of Control.

            "Combination" means an event (other than the Holding Company Reorganization) in which the Company consolidates with, merges with or into, or sells all or substantially all of its assets to another Person.

            "Current Market Value" per share of Common Stock or any other security of the Company at any date means: (i) if the security is not of a class registered under the Exchange Act, (a) the value of the security, determined in good faith by the Board of Directors and certified in a resolution of the Board of Directors, based on the most recently completed arm's-length transaction between the Company and a Person other than an Affiliate of the Company, the closing of which occurred on such date or within the six-month period preceding such date, or (b) if no such transaction shall have occurred on such date or within such six-month period, the value of the security as determined by an independent Financial Expert; or (ii) if the security is of a class registered under the Exchange Act, the average of the last reported sale price of the Common Stock (or the equivalent in an over-the-counter market) for each Business Day during the period commencing 15 Business Days before such date and ending on the date one day prior to such date, or if the security of a class registered under the Exchange Act for less than 15 consecutive Business Days before such date, the average of the daily closing bid prices (or such equivalent) for all of the Business Days before such date for which daily closing bid prices are available (provided, however, that if the closing bid price is not determinable for at least 10 Business Days in such period, then clause (i) above and not this clause (ii) shall be used to determine Current Market Value).

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Exercise Date" means, for a given Warrant, the day on which such Warrant is exercised pursuant to Section 3.4.

            "Exercise Event" means, with respect to each Warrant as to which such event is applicable, the earlier of: (i) a Change of Control and (ii) any date when the Company (A) consolidates or merges into or with another Person (but only where holders of Common Stock receive consideration in exchange for all or part of such Common Stock other than common stock in the surviving Person) if the Common Stock (or other securities) thereafter issuable upon exercise of the Warrants will not be registered under the Exchange Act or (B) sells all or substantially all of its assets to another Person if the Common Stock (or other securities) thereafter issuable upon exercise of the Warrants will not be registered under the Exchange Act; provided, that the events in (A) and (B) will not be deemed to have occurred if the consideration for the Common Stock in either such transaction consists solely of cash. Notwithstanding anything herein to the contrary, the consummation of the Holding Company Reorganization shall not constitute an Exercise Event.

            "Financial Expert" means one of the Persons listed in Appendix A hereto.

            "Holding Company Reorganization" has the meaning set forth in the Indenture.

            "Indenture" means the Senior Notes Indenture dated as of December 29, 1999, between the Company and the Trustee, with respect to the Notes, as supplemented by the First Supplemental Indenture dated as of February 7, 2000, and as it may be amended or supplemented from time to time.

            "Independent Financial Expert" means a Financial Expert that does not, and whose directors, executive officers and 5% stockholders do not, have a direct or indirect financial interest in the Company or any of its subsidiaries or Affiliates, which has not been for at least five years and, at the time it is called upon to give independent financial advice to the Company, is not (and none of its directors, executive officers or 5% stockholders is) a promoter, director, or officer of the Company or any of its subsidiaries or Affiliates. The Independent Financial Expert may be compensated and indemnified by the Company for opinions or services it provides as an Independent Financial Expert.

            "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

            "Issue Date" means February 7, 2000 or such date on which additional Notes are originally issued.

            "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

            "Officer" means the Chairman of the Board of Directors, the President, any Vice President, the Treasurer, or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Company.

            "Participant" means, with respect to DTC or its nominee, an institution that has an account therewith.

            "Permitted Holder" means either MCI Worldcom, Inc. or Vulcan Ventures Incorporated, or any majority owned Affiliate thereof.

            "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents, however designated, whether voting or non-voting, of that Person's equity that have a preference as to the payment of dividends or as to payments upon a liquidation of that Person, whether now outstanding or issued after the date hereof, including without limitation, all series and classes of such equity.

            "Person" means any natural person, limited liability company, corporation, partnership, government, agency or instrumentality of a government, or any other entity.

            "Restricted Subsidiary" has the meaning set forth in the Indenture.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Trustee" means Bank One Trust Company, N.A., or any successor trustee under the Indenture.

            "Voting Stock" of any Person as of any date means the Capital Stock of that Person that is at the time entitled to vote in the election of directors or similar individuals of that Person.

            "Warrant Certificates" mean the registered certificates (including without limitation, the global certificates) issued by the Company under this Agreement representing the Warrants.

            "Warrant Shares" mean the shares of Common Stock (and any other securities) for which the Warrants are exercisable.

            SECTION 1.2. Other Definitions.

                                                                     Defined in
Term                                                                    Section
-------                                                              ----------
"Agreement"............................................................Recitals
"Cashless Exercise".........................................................3.4
"Certificate Register"......................................................2.4
"Common Stock".........................................................Recitals
"Company"..............................................................Recitals
"Delivering Seller"......................................................5.7(a)
"DTC" or "Depository"....................................................2.2(b)
"Exercise Price"............................................................3.1
"Expiration Date"........................................................3.2(c)
"Finance Sub"..........................................................Recitals
"Global Warrants"...........................................................2.1
"Holders"..............................................................Recitals
"Initial Period"............................................................5.1
"Issuers"..............................................................Recitals
"Notes"................................................................Recitals
"Participants"...........................................................2.6(b)
"Reference Security"...................................................4.12(vi)
"Separability Legend"....................................................2.2(a)
"Separation Date"......................................................Recitals
"Successor Company"......................................................4.5(a)
"Transfer Agent"............................................................3.5
"Warrant Agent"........................................................Recitals
"Warrant" and "Warrants"...............................................Recitals


            All terms used herein with their initial letters capitalized and not otherwise defined herein are used herein with the meaning given those terms in the Indenture.

        SECTION 1.3. Rules of Construction. Unless the text otherwise requires:

                (i) a defined term has the meaning assigned to it;

                (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

                (iii) "or" is not exclusive;

                (iv) "including" means including without limitation; and

                (v) words in the singular include the plural and words in the plural include the singular.

                                    ARTICLE 2

                              Warrant Certificates

            SECTION 2.1. Form and Dating. Each Warrant Certificate shall be issued in registered form only, substantially in the form of Exhibit A. The Warrant Certificates may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (including CUSIP numbers) (provided that any such notation, legend or endorsement is in a form acceptable to the Company) and shall bear the legends required by Section 2.2. Each Warrant Certificate shall be dated the date of its countersignature.

            The terms and provisions contained in the form of Warrant annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Warrant Agreement. To the extent applicable, the Company, the Warrant Agent and the Initial Warrant Agent, by their execution and delivery of this Warrant Agreement, agree to such terms and provisions and to be bound thereby.

            Warrants offered and sold shall be issued initially in the form of one or more permanent global Warrant Certificates in registered form, substantially in the form set forth in Exhibit A (the "Global Warrants"), registered in the name of the Depositary or the nominee of the Depositary, deposited with the Initial Warrant Agent, as custodian for the Depositary, duly executed by the Company and countersigned by the Warrant Agent and the Initial Warrant Agent as hereinafter provided. The aggregate number of Warrants represented by the Global Warrant may from time to time be increased or decreased by adjustments made on the records of the Warrant Agent or the Initial Warrant Agent, as applicable, as custodian for the Depositary or its nominee, in accordance with the instructions given by the Holder thereof, as hereinafter provided.

            Warrants in definitive form may be issued in exchange for interests in the Global Warrant pursuant to such procedures as the Company and the Warrant Agent or the Initial Warrant Agent, as applicable, shall reasonably agree upon and shall be issued in the form of permanent certificated Warrants in registered form in substantially the form set forth in Exhibit A.

            Ownership of beneficial interests in Global Warrants will be limited to Participants or Indirect Participants.

            The definitive Warrant Certificates shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Warrants may be listed, all as determined by the officers executing such Warrant Certificates, as evidenced by their execution of such Warrant Certificates.

            SECTION 2.2. Legends. (a) Each Warrant Certificate issued prior to the Separation Date shall bear the following legend (the "Separability Legend"):

        UNTIL THE SEPARATION DATE (AS DEFINED), THIS WARRANT HAS BEEN ISSUED AS, AND MUST BE TRANSFERRED AS, A UNIT TOGETHER WITH THE ASSOCIATED 13% SENIOR NOTES DUE 2010 (THE "NOTES") OF METRICOM, INC. (THE "COMPANY") AND METRICOM FINANCE, INC. EACH UNIT CONSISTS OF $1,000 PRINCIPAL AMOUNT OF NOTES AND A WARRANT TO PURCHASE 4.75 SHARES OF COMMON STOCK OF THE COMPANY, SUBJECT TO ADJUSTMENT UNDER CERTAIN CIRCUMSTANCES. A COPY OF THE WARRANT AGREEMENT PURSUANT TO WHICH THE WARRANTS HAVE BEEN ISSUED IS AVAILABLE FROM THE COMPANY UPON REQUEST.

        The Company shall give written notice to the Warrant Agent of the occurrence of the Separation Date.

            (b) Each Global Warrant issued in global form and deposited with DTC shall bear the following legend:

        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE WARRANT AGREEMENT REFERRED TO HEREIN.

            SECTION 2.3. Execution and Countersignature. One Officer shall sign the Warrant Certificates for the Company by manual or facsimile signature. If an Officer whose signature is on a Warrant Certificate no longer holds that office at the time the Warrant Agent or the Initial Warrant Agent, as applicable, countersigns the Warrant Certificate, the Warrant Certificate shall nevertheless be valid. A Warrant Certificate shall not be valid until an authorized signatory of the Warrant Agent or the Initial Warrant Agent, as applicable, manually countersigns the Warrant Certificate. Such authorized signature shall be conclusive evidence that the Warrant Certificate has been countersigned under this Agreement.

            The Warrant Agent or the Initial Warrant Agent, as applicable, shall initially countersign and deliver Warrant Certificates entitling the Holders thereof to purchase in the aggregate not more than 4.75 Warrant Shares upon a written order of the Company signed by one Officer.

            The Warrant Agent or the Initial Warrant Agent, as applicable, may appoint an agent reasonably acceptable to the Company to countersign the Warrant Certificates. Unless limited by the terms of such appointment, such agent may countersign Warrant Certificates whenever the Warrant Agent or the Initial Warrant Agent, as applicable, may do so. Each reference in this Agreement to countersignature by the Warrant Agent or the Initial Warrant Agent, includes countersignature by such agent. Such agent will have the same rights as the Warrant Agent or the Initial Warrant Agent, as applicable, for service of notices and demands.

            SECTION 2.4. Certificate Register. The Warrant Agent or the Initial Warrant Agent, as applicable, shall keep a register ("Certificate Register") of the Warrant Certificates and of their transfer and exchange. The Certificate Register shall show the names and addresses of the respective Holders and the date and number of Warrants represented on the face of each Warrant Certificate. The Company and the Warrant Agent or the Initial Warrant Agent, as applicable, may deem and treat the Person in whose name a Warrant Certificate is registered as the absolute owner of such Warrant Certificate for all purposes whatsoever and neither the Company nor the Warrant Agent or the Initial Warrant Agent, as applicable, shall be affected by notice to the contrary.

            SECTION 2.5. Separation of Warrants and Notes. (a) Prior to the Separation Date no Warrant may be sold, assigned or otherwise transferred to any Person unless, simultaneously with such transfer, the Initial Warrant Agent receives confirmation from the Trustee for the Notes that the Holder thereof has requested a transfer of the related Notes to the same transferee.

            (b) On or after the Separation Date, the holder of a Warrant Certificate containing a Separability Legend may surrender such Warrant Certificate accompanied by a written application to the Warrant Agent, duly executed by the Holder thereof, for a new Warrant Certificate or certificates not containing the Separability Legend.

            SECTION 2.6. Transfer and Exchange. (a) The Warrant Certificates shall be issued in registered form only and shall be transferable only upon the surrender of such Warrant Certificate for registration of transfer. When a Warrant Certificate is presented to the Warrant Agent or the Initial Warrant Agent, as applicable, with a request to register a transfer, the Warrant Agent or the Initial Warrant Agent, as applicable, shall register the transfer as requested if the reasonable requirements of the Warrant Agent, or the Initial Warrant Agent, as applicable, and of Section 8-401(1) of the Uniform Commercial Code as in effect in the State of New York are met; provided, however, that prior to the Separation Date the Initial Warrant Agent shall not register a transfer of a Warrant Certificate and such transfer will be void and of no effect unless the Notes that are a part of the same Unit as the Warrants represented by the Warrant Certificate to be transferred are simultaneously transferred to the same transferee. To permit the registration of transfers and exchanges, the Company shall, at the request of the Warrant Agent or the Initial Warrant Agent, as applicable, execute and the Warrant Agent or the Initial Warrant Agent, as applicable, shall countersign Warrant Certificates. All Warrant Certificates issued upon any registration of transfer or exchange of Warrant Certificates shall be valid obligations of the Company, entitled to the same benefits under this Agreement as the Warrant Certificates surrendered upon such registration of transfer or exchange. No service charge will be made to a Holder for any registration of transfer or exchange upon surrender of any Warrant Certificate at the office of the Warrant Agent or the Initial Warrant Agent, as applicable, maintained for that purpose. However, the Company may require payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Warrant Certificates but not for any exchange or original issuance (not involving a transfer) pursuant to Section 2.8, 3.4 or 3.5.

            (b) Notwithstanding any other provisions of this Section 2.6, unless and until it is exchanged in whole or in part for Warrants in definitive registered form, the Global Warrant may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor depositary or a nominee of such successor depositary. Interests of beneficial owners in the Global Warrant may be transferred in accordance with the rules and procedures of DTC. Members of, or participants in, DTC ("Participants") shall have no rights under this Agreement with respect to the Global Warrant held on their behalf by DTC or the Warrant Agent or the Initial Warrant Agent, as applicable, as its custodian, and DTC may be treated by the Company, the Warrant Agent or the Initial Warrant Agent, as applicable, and any agent of the Company or the Warrant Agent or the Initial Warrant Agent, as applicable, as the absolute owner of such Global Warrant for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Warrant Agent or the Initial Warrant Agent, as applicable, or any agent of the Company or the Warrant Agent or the Initial Warrant Agent, as applicable, from giving effect to any written certification, proxy or other authorization furnished by DTC, and nothing herein shall impair, as between DTC and its Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Warrants. The registered holder of the Global Warrant may grant proxies and otherwise authorize any person, including Participants and persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Agreement or the Warrants.

            If DTC notifies the Company that it is unwilling or unable to continue as depositary for the Global Warrant or Warrants or if at any time DTC shall no longer be eligible under the next sentence of this paragraph, the Company shall appoint a successor depositary with respect to the Warrants. Each depositary appointed pursuant to this Section 2.6 must, at the time of its appointment and at all times while it serves as depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation. The Company will execute, and the Warrant Agent or the Initial Warrant Agent, as applicable, upon receipt of written instructions from the Company, will countersign and deliver, Warrants in definitive registered form in any authorized denominations, in an aggregate amount equal to the amount of the Global Warrant or Warrants representing such Warrants in exchange for such Global Warrant or Warrants if DTC notifies the Company that it is unwilling or unable to continue as depositary for the Global Warrant or Warrants or if at any time DTC shall no longer be eligible to serve as depositary and a successor depositary for the Warrants is not appointed by the Company within 60 days after the Company receives such notice or becomes aware of such ineligibility.

            SECTION 2.7. Replacement Certificates. If a mutilated Warrant Certificate is surrendered to the Warrant Agent or the Initial Warrant Agent, as applicable, or if the Holder of a Warrant Certificate claims that the Warrant Certificate has been lost, destroyed or wrongfully taken, the Company shall issue and the Warrant Agent or the Initial Warrant Agent, as applicable, shall countersign a replacement Warrant Certificate if the reasonable requirements of the Warrant Agent, or the Initial Warrant Agent, as applicable, and of Section 8-405 of the Uniform Commercial Code as in effect in the State of New York are met. Such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Warrant Agent or the Initial Warrant Agent, as applicable, to protect the Company and the Warrant Agent or the Initial Warrant Agent, as applicable, from any loss which either of them may suffer if a Warrant Certificate is replaced. The Company and the Warrant Agent or the Initial Warrant Agent, as applicable, may charge the Holder for their expenses in replacing a Warrant Certificate. Every replacement Warrant Certificate is an additional obligation of the Company.

            SECTION 2.8. Temporary Certificates. Until definitive Warrant Certificates are ready for delivery, the Company may prepare and the Warrant Agent or the Initial Warrant Agent, as applicable, shall countersign temporary Warrant Certificates. Temporary Warrant Certificates shall be substantially in the form of definitive Warrant Certificates but may have variations that the Company considers appropriate for temporary Warrant Certificates. Without unreasonable delay, the Company shall prepare and the Warrant Agent or the Initial Warrant Agent, as applicable, shall countersign definitive Warrant Certificates and deliver them in exchange for temporary Warrant Certificates.

            SECTION 2.9. Cancellation. (a) In the event the Company shall purchase or otherwise acquire Warrant Certificates, the same shall thereupon be delivered to the Warrant Agent or the Initial Warrant Agent, as applicable, for cancellation.

            (b) The Warrant Agent or the Initial Warrant Agent, as applicable, and no one else shall cancel and may, but shall not be required to, destroy all Warrant Certificates surrendered for transfer, exchange, replacement, exercise or cancellation unless the Company directs the Warrant Agent or the Initial Warrant Agent, as applicable, to deliver canceled Warrant Certificates to the Company. The Company may not issue new Warrant Certificates to replace Warrant Certificates to the extent they represent Warrants which have been exercised or Warrants which the Company has purchased or otherwise acquired.


                                    ARTICLE 3
                                 Exercise Terms

            SECTION 3.1. Exercise Price. Each Warrant shall initially entitle the Holder thereof, subject to adjustment pursuant to the terms of this Agreement, to purchase 4.75 shares of Common Stock for a per share exercise price (the "Exercise Price") of $87.00.

            SECTION 3.2. Exercise Periods; Restrictions on Exercise. Subject to the terms and conditions set forth herein, the Warrants shall be exercisable at any time or from time to time after the earlier of August 15, 2000 and the occurrence of an Exercise Event and prior February 15, 2010 (the "Expiration Date").

            SECTION 3.3. Expiration. Each Warrant shall terminate and become void as of the earlier of (i) the close of business on the Expiration Date or
(ii) the date such Warrant is exercised. The Issuer shall give notice not less than 90 and not more than 120 days prior to the Expiration Date to the Holders of all then outstanding Warrants to the effect that the Warrants will terminate and become void as of the close of business on the Expiration Date; provided, however, that if the Company fails to give notice as provided in this Section 3.3, the Warrants will nevertheless expire and become void on the Expiration Date.

            SECTION 3.4. Manner of Exercise. Warrants may be exercised upon (i) surrender to the Warrant Agent or the Initial Warrant Agent, as applicable, at the principal corporate trust office of the Warrant Agent or the Initial Warrant Agent, as applicable, of the related Warrant Certificate, together with the form of election to purchase Common Stock on the reverse thereof duly filled in and signed by the Holder thereof, and (ii) payment to the Warrant Agent, for the account of the Company, of the Exercise Price for each Warrant Share issuable upon the exercise of such Warrants then exercised. Such payment shall be made in cash or by certified or official bank check payable to the order of the Company or by wire transfer of funds to an account designated by the Company for such purpose. Subject to Section 3.2, the rights represented by the Warrants shall be exercisable at the election of the Holders thereof either in full at any time or from time to time in part and in the event that a Warrant Certificate is surrendered for exercise of less than all the Warrants represented by such Warrant Certificate at any time prior to the

Expiration Date, a new Warrant Certificate representing the remaining Warrants shall be issued. The Warrant Agent or the Initial Warrant Agent, as applicable, shall countersign and deliver the required new Warrant Certificates, and the Company, at the request of the Warrant Agent or the Initial Warrant Agent, as applicable, shall supply the Warrant Agent or the Initial Warrant Agent, as applicable, with Warrant Certificates duly signed on behalf of the Company for such purpose.

            SECTION 3.5. Issuance of Warrant Shares. Subject to Section 2.6, upon the surrender of Warrant Certificates and form of election properly completed and executed and payment of the per share Exercise Price, as set forth in Section 3.4, the Company shall issue and cause the Warrant Agent or the Initial Warrant Agent, as applicable, or, if appointed, a transfer agent for the Common Stock ("Transfer Agent") to countersign and deliver to or upon the written order of the Holder and in such name or names as the Holder may designate a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of such Warrants or other securities or property to which it is entitled, registered or otherwise, to the Person or Persons entitled to receive the same, together with cash as provided in Section 3.6 in respect of any fractional Warrant Shares otherwise issuable upon such exercise. Such certificate or certificates shall be deemed to have been issued and any Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrant Certificates, form of election and payment of the per share Exercise Price, as aforesaid; provided, however, that if, at such date, the transfer books for the Warrant Shares shall be closed, the certificates for the Warrant Shares in respect of which such Warrants are then exercised shall be issuable as of the date on which such books shall next be opened and until such date the Company shall be under no duty to deliver any certificates for such Warrant Shares; provided further, however, that such transfer books, unless otherwise required by law, shall not be closed at any one time for a period longer than 20 calendar days.

            SECTION 3.6. Fractional Warrant Shares. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be exercised in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of Warrant Shares purchasable pursuant thereto. If any fraction of a Warrant Share would, except for the provisions of this Section 3.6, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall pay at the time of exercise an amount in cash equal to the Current Market Value per Warrant Share, as determined on the day immediately preceding the date the Warrant is exercised, multiplied by such fraction, computed to the nearest whole cent.

            SECTION 3.7. Reservation of Warrant Shares. The Company shall at all times keep reserved out of its authorized shares of Common Stock a number of shares of Common Stock sufficient to provide for the exercise of all outstanding Warrants. The registrar for the Common Stock shall at all times until the Expiration Date reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent. All Warrant Shares which may be issued upon exercise of Warrants shall, upon issue, be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof. The Company will supply such Transfer Agent with duly executed stock certificates for such purpose and will itself provide or otherwise make available any cash which may be payable as provided in
Section 3.6. The Company will furnish to such Transfer Agent a copy of all notices of adjustments (and certificates related thereto) transmitted to each Holder.

            Before taking any action which would cause an adjustment pursuant to
Article 4 to reduce the Exercise Price below the then par value (if any) of the Common Stock, the Company shall take any and all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at the Exercise Price as so adjusted.

            The Company covenants that all shares of Common Stock which may be issued upon exercise of Warrants will, upon issue, be fully paid, nonassessable, free of preemptive rights, free from all taxes and free from all liens, charges and security interests, created by or through the Company, with respect to the issue thereof.

            SECTION 3.8. Compliance with Law. Notwithstanding anything in this Agreement to the contrary, in no event shall a Holder be entitled to exercise a Warrant unless (i) a registration statement filed under the Securities Act in respect of the issuance of the Warrant Shares is then effective or (ii) in the opinion of counsel to the Company addressed to the Warrant Agent the exercise of such Warrants is exempt from the registration requirements of the Securities Act and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the States or other jurisdictions in which such holders reside.

            SECTION 3.9 Listing of Warrant Shares. The Company shall take all action reasonably necessary to have the Warrant Shares approved for listing on a national securities exchange or market.

                                    ARTICLE 4
                             Antidilution Provisions

            SECTION 4.1. Changes in Common Stock. In the event that at any time or from time to time the Company shall (i) pay a dividend or make a distribution on its Common Stock payable in shares of its Common Stock or other equity interests of the Company, (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) increase or decrease the number of shares of Common Stock outstanding by reclassification of its Common Stock, then the number of shares of Common Stock issuable upon exercise of each Warrant immediately after the happening of such event shall be adjusted to a number determined by multiplying the number of shares of Common Stock that such holder would have owned or have been entitled to receive upon exercise had such Warrants been exercised immediately prior to the happening of the events described above (or, in the case of a dividend or distribution of Common Stock or other shares of capital stock, immediately prior to the record date therefor) by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding immediately after the happening of the events described above and the denominator of which shall be the total number of shares of Common Stock outstanding immediately prior to the happening of the events described above; and subject to
Section 4.8, the Exercise Price for each Warrant shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such event by the aforementioned fraction. An adjustment made pursuant to this Section 4.1 shall become effective immediately after the effective date of such event, retroactive to the record date therefor in the case of a dividend or distribution in shares of Common Stock or other shares of the Company's Capital Stock.

            SECTION 4.2. Cash Dividends and Other Distributions. In the event that at any time or from time to time the Company shall distribute to all holders of Common Stock (i) any dividend or other distribution of cash, evidences of its indebtedness, shares of its capital stock or any other assets, properties or debt securities or (ii) any options, warrants or other rights to subscribe for or purchase any of the foregoing (provided, however, that no adjustment shall be made upon the exercise of such rights, options or warrants, and other than, in each case, (w) the issuance of any rights under a shareholder rights plan, (x) any dividend or distribution described in Section 4.1, (y) any rights, options, warrants or securities described in Section 4.3 and (z) any cash dividends or other cash distributions from current or retained earnings), then the number of shares of Common Stock issuable upon the exercise of each Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock issuable upon the exercise of such Warrant immediately prior to the record date for any such dividend or distribution by a fraction, the numerator of which shall be the Current Market Value per share of Common Stock on the record date for such dividend or distribution and the denominator of which shall be such Current Market Value per share of Common Stock on the record date for such dividend or distribution less the sum of (x) the amount of cash, if any, distributed per share of Common Stock and (y) the fair value (as determined in good faith by the Board of Directors, whose determination shall be evidenced by a board resolution filed with the Warrant Agent, a copy of which will be sent to Holders upon request) of the portion, if any, of the distribution applicable to one share of Common Stock consisting of evidences of indebtedness, shares of stock, securities, other assets or property, warrants, options or subscription or purchase rights; and, subject to Section 4.8, the Exercise Price shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such record date by the aforementioned fraction. Such adjustments shall be made whenever any distribution is made and shall become effective as of the date of distribution, retroactive to the record date for any such distribution; provided, however, that the Company is not required to make an adjustment pursuant to this Section 4.2 if at the time of such distribution the Company makes the same distribution to Holders of Warrants as it makes to holders of Common Stock pro rata based on the number of shares of Common Stock for which such Warrants are exercisable (whether or not currently exercisable). No adjustment shall be made pursuant to this Section 4.2 which shall have the effect of decreasing the number of shares of Common Stock issuable upon exercise of each Warrant or increasing the Exercise Price.

            SECTION 4.3. Rights Issue to All Holders of Common Stock. In the event that at any time or from time to time the Company shall issue to all holders of Common Stock without any charge, rights, options or warrants entitling the holders thereof to subscribe for shares of Common Stock (provided, however, that no adjustment shall be made upon the exercise of such rights, options or warrants), or securities convertible into or exchangeable or exercisable for Common Stock, entitling such holders to subscribe for or purchase shares of Common Stock

(provided, however, that no adjustment shall be made upon the conversion, exchange or exercise of such securities (other than issuances specified in this and the foregoing clause which are made as the result of anti-dilution adjustments in such securities)) at a price per share that is lower at the record date for such issuance than the then Current Market Value per share of Common Stock (other than in connection with the adoption of a shareholder rights plan by the Company), then the number of shares of Common Stock issuable upon the exercise of each Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock theretofore issuable upon exercise of each Warrant by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options, warrants or securities plus the number of additional shares of Common Stock offered for subscription or purchase or into or for which such securities that are issued are convertible, exchangeable or exercisable, and the denominator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options, warrants or securities plus the total number of shares of Common Stock which the aggregate consideration expected to be received by the Company (assuming the exercise or conversion of all such rights, options, warrants or securities) would purchase at the then Current Market Value per share of Common Stock. Subject to Section 4.8, in the event of any such adjustment, the Exercise Price shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such date of issuance by the aforementioned fraction. Such adjustment shall be made immediately after such rights, options or warrants are issued and shall become effective, retroactive to the record date for the determination of stockholders entitled to receive such rights, options, warrants or securities. Notwithstanding anything to the contrary in this Article 4, no adjustment to the number of Warrant Shares issuable upon exercise of the Warrants or to the Exercise Price shall be made as a result of the offering by the Company to all holders of its Common Stock of rights, options or warrants entitling the holders thereof to subscribe for Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock, resulting from the operation of any anti-dilution provision in any warrant or other security of the Company convertible into, exercisable or exchangeable for Common Stock of the Company, which such warrant or security is outstanding on the date of this Agreement. No adjustment shall be made pursuant to this Section 4.3 which shall have the effect of decreasing the number of shares of Common Stock purchasable upon exercise of each Warrant or of increasing the Exercise Price.

            SECTION 4.4. Other Issuances of Common Stock or Rights. In the event that at any time or from time to time the Company shall issue (i) shares of Common Stock (subject to the provisions below), (ii) rights, options or warrants entitling the holder thereof to subscribe for shares of Common Stock (provided, however, that no adjustment shall be made upon the exercise of such rights, options or warrants), or (iii) securities convertible into or exchangeable or exercisable for Common Stock (provided, however, that no adjustment shall be made upon the conversion, exchange or exercise of such securities (other than issuances specified in (i), (ii) or (iii) which are made as the result of anti-dilution adjustments in such securities)), at a price per share at the record date of such issuance that is less than the then Current Market Value per share of Common Stock, then the number of shares of Common Stock issuable upon the exercise of each Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock theretofore issuable upon exercise of each Warrant by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such sale or issuance plus the number of additional shares of Common Stock offered for subscription or purchase or into or for which such securities that are issued are convertible, exchangeable or exercisable, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such sale or issuance plus the total number of shares of Common Stock which the aggregate consideration expected to be received by the Company (assuming the exercise or conversion of all such rights, options, warrants or securities, if any) would purchase at the then Current Market Value per share of Common Stock, and subject to Section 4.8 the Exercise Price shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such date of issuance by the aforementioned fraction; provided, however, that no adjustment to the number of Warrant Shares issuable upon the exercise of the Warrants or to the Exercise Price shall be made as a result of (i) the issuance of shares of Common Stock under any warrants, options or other rights existing on the date hereof, (ii) the issuance of shares of Common Stock in bona fide public or private offerings that are underwritten or in which a placement agent is retained by the Company or (iii) the issuance of options, rights or shares of Common Stock pursuant to any option, under any employee benefit plans approved by the Board of Directors. Such adjustments shall be made whenever such rights, options or warrants or convertible securities are issued. No adjustment shall be made pursuant to this Section 4.4 which shall have the effect of decreasing the number of shares of Common Stock issuable upon exercise of each warrant or of increasing the Exercise Price. For purposes of Section 4.4 only, any issuance of Common Stock, or rights, options or warrants to subscribe for, or other securities convertible into or exercisable or exchangeable for, Common Stock, which issuance (or agreement to issue) (A) is in exchange for or otherwise in connection with the bona fide acquisition of property (excluding any such exchange exclusively for cash but including any such exchange incident to an acquisition by merger or the establishment or modification of any commercial relationship by contract) of any Person and (B) is at a price per share determined by the Board of Directors to be equal to the fair market value thereof at the time an agreement in principle is reached or at the time a definitive agreement is entered into, except that in the event the fair market value exceeds $30,000,000, the Issuers shall be required to obtain an opinion from financial advisors with respect to the fairness to the Issuers (or Company, as appropriate) of the transaction from a financial point of view, shall be deemed to have been made at a price per share equal to the Current Market Value per share at the record date with respect to such issuance (the time of closing or consummation of such exchange or acquisition) if such definitive agreement is entered into within 90 days of the date of such agreement in principle.

            SECTION 4.5. Combination; Liquidation. (a) Except as provided in
Section 4.5(b), in the event of a Combination, each Holder shall have the right to receive upon exercise of the Warrants the kind and amount of shares of capital stock or other securities or property which such Holder would have been entitled to receive upon or as a result of such Combination had such Warrant been exercised immediately prior to such event. Unless paragraph (b) is applicable to a Combination, the Company shall provide that the surviving or acquiring Person (the "Successor Company") in such Combination will enter into an agreement with the Warrant Agent or the Initial Warrant Agent, as applicable, confirming the Holders' rights pursuant to this Section 4.5(a) and providing for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 4. The provisions of this Section 4.5(a) shall similarly apply to successive Combinations involving any Successor Company.

            (b) In the event of (i) a Combination where consideration to the holders of Common Stock in exchange for their shares is payable solely in cash or (ii) the dissolution, liquidation or winding-up of the Company, the holders of the Warrants shall be entitled to receive, upon surrender of their Warrant Certificates, distributions on an equal basis with the holders of Common Stock or other securities, issuable upon exercise of the Warrants, as if the Warrants had been exercised immediately prior to such event, less the Exercise Price.

            In case of any Combination described in this Section 4.5(b), the surviving or acquiring Person and, in the event of any dissolution, liquidation or winding-up of the Company, the Company shall deposit promptly with the Warrant Agent or the Initial Warrant Agent, as applicable, the funds, if any, necessary to pay to the holders of the Warrants the amounts to which they are entitled as described above. After such funds and the surrendered Warrant Certificates are received, the Warrant Agent is required to deliver a check in such amount as is appropriate (or, in the case of consideration other than cash, such other consideration as is appropriate) to such Person or Persons as it may be directed in writing by the Holders surrendering such Warrants.

            SECTION 4.6. Other Events. If any event occurs as to which the foregoing provisions of this Article 4 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board of Directors, fairly and adequately protect the purchase rights of the Warrants in accordance with the essential intent and principles of such provisions, then such Board of Directors shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of such Board of Directors, to protect such purchase rights as aforesaid, but in no event shall any such adjustment have the effect of increasing the Exercise Price or decreasing the number of shares of Common Stock issuable upon exercise of any Warrant.

            SECTION 4.7. Superseding Adjustment. Upon the expiration of any rights, options, warrants or conversion or exchange privileges which resulted in adjustments pursuant to this Article 4, if any thereof shall not have been exercised, the number of Warrant Shares issuable upon the exercise of each Warrant shall be readjusted pursuant to the applicable section of Article 4 as if (A) the only shares of Common Stock issuable upon exercise of such rights, options, warrants, conversion or exchange privileges were the shares of Common Stock, if any, actually issued upon the exercise of such rights, options, warrants or conversion or exchange privileges and (B) shares of Common Stock actually issued, if any, were issuable for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or conversion or exchange privileges whether or not exercised and the Exercise Price shall be readjusted inversely; provided, however, that no such readjustment shall (except by reason of an intervening adjustment under Section 4.1) have the effect of decreasing the number of Warrant Shares purchasable upon the exercise of each Warrant or increase the Exercise Price by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such rights, options, warrants or conversion or exchange privileges.

            SECTION 4.8. Minimum Adjustment. The adjustments required by the preceding Sections of this Article 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the Exercise Price or the number of shares of Common Stock issuable upon exercise of Warrants that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made increases or decreases by at least 1% the Exercise Price or the number of shares of Common Stock issuable upon exercise of Warrants immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Article 4 and not previously made, would result in a minimum adjustment. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence. In computing adjustments under this
Article 4, fractional interests in Common Stock shall be taken into account to the nearest one-hundredth of a share.

            SECTION 4.9. Notice of Adjustment. Whenever the Exercise Price or the number of shares of Common Stock and other property, if any, issuable upon exercise of the Warrants is adjusted, as herein provided, the Company shall deliver to the Warrant Agent a certificate of a firm of independent accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which (i) the Board of Directors determined the fair value of any evidences of indebtedness, other securities or property or warrants, options or other subscription or purchase rights and (ii) the Current Market Value of the Common Stock was determined, if either of such determinations were required), and specifying the Exercise Price and the number of shares of Common Stock issuable upon exercise of Warrants after giving effect to such adjustment. The Company shall promptly cause the Warrant Agent to mail a copy of such certificate to each Holder in accordance with Section 7.6. The Warrant Agent shall be entitled to rely on such certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same from time to time, to any Holder desiring an inspection thereof during reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist which may require any adjustment of the Exercise Price or the number of shares of Common Stock or other stock or property issuable on exercise of the Warrants, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment or the validity or value of any shares of Common Stock, evidences of indebtedness, warrants, options, or other securities or property.

            SECTION 4.10. Notice of Certain Transactions. In the event that the Company shall propose to (a) pay any dividend payable in securities of any class to the holders of its Common Stock or to make any other non-cash dividend or distribution to the holders of its Common Stock, (b) offer the holders of its Common Stock rights to subscribe for or to purchase any securities convertible into shares of Common Stock or shares of stock of any class or any other securities, rights or options, (c) issue any (i) shares of Common Stock, (ii) rights, options or warrants entitling the holders thereof to subscribe for shares of Common Stock, or (iii) securities convertible into or exchangeable or exercisable for Common Stock (in the case of (i), (ii) and (iii), if such issuance or adjustment would result in an adjustment hereunder), (d) effect any capital reorganization, reclassification, consolidation or merger,
(e) effect the voluntary or involuntary dissolution, liquidation or winding-up of the Company or (f) make a tender offer or exchange offer with respect to the Common Stock, the Company shall within 10 days send to the Warrant Agent and the Warrant Agent or the Initial Warrant Agent, as applicable, shall within 10 days of its receipt thereof send the Holder a notice (in such form as shall be furnished to the Warrant Agent or the Initial Warrant Agent, as applicable, by the Company) of such proposed action or offer. Such notice shall be mailed by the Warrant Agent or the Initial Warrant Agent, as applicable, to the Holders at their addresses as they appear in the Certificate Register, which shall specify the record date for the purposes of such dividend, distribution or rights, or the date such issuance or event is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall briefly indicate the effect of such action on the Common Stock and on the number and kind of any other shares of stock and on other property, if any, and the number of shares of Common Stock and other property, if any, issuable upon exercise of each Warrant and the Exercise Price after giving effect to any adjustment pursuant to Article 4 which will be required as a result of such action. Such notice shall be given as promptly as possible and (x) in the case of any action covered by clause (a) or (b) above, at least 10 days prior to the record date for determining holders of the Common Stock for purposes of such action or (y) in the case of any other such action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier.

            SECTION 4.11. Adjustment to Warrant Certificate. The form of Warrant Certificate need not be changed because of any adjustment made pursuant to this
Article 4, and Warrant Certificates issued after such adjustment may state the same Exercise Price and the same number of shares of Common Stock issuable upon exercise of the Warrants as are stated in the Warrant Certificates initially issued pursuant to this Agreement. The Company, however, may at any time in its sole discretion make any change in the form of Warrant Certificate that it may deem appropriate to give effect to such adjustments and that does not affect the substance of the Warrant Certificate, and any Warrant Certificate thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

            SECTION 4.12. Exceptions to Antidilution Provisions. Without limiting any other exception contained in this Article 4, and in addition thereto, no adjustment need be made for:

                (i) grants or exercises of rights granted to employees, directors or consultants of the Company or any of its subsidiaries or shares of Common Stock issued or granted to such persons under equity-based incentive or corporation plans or otherwise, whether or not upon the exercise, exchange or conversion of any such rights;

                (ii) options, warrants or other agreements or rights to purchase capital stock of the Company entered into prior to the date of the issuance of the Warrants and any issuance of shares of Common Stock in connection therewith;

                (iii) rights to purchase shares of Common Stock pursuant to a Company plan for reinvestment of dividends or interest;

                (iv) a change in the par value of shares of Common Stock (including a change from par value to no par value or vice versa);

                (v) the consummation of the Holding Company Reorganization; and

                (vi) bona fide public offerings or private placements pursuant to Section 4(2) of the Securities Act, Regulation D thereunder or Regulation S of any security trading on any national securities exchange, the Nasdaq system or in the over the counter market, or of a security directly or indirectly convertible or exchangeable for any such security (the latter security being a "Reference Security"), involving at least one investment bank of national reputation, if such security is sold to investors at a price equal to the closing sale, bid or ask price (whichever is customary)(less such discount, if any, as such investment bank shall reasonably determine is necessary to permit the consummation of such public offering or private placement) of such security or the Reference Security on the date of the public offering or private placement.


                                    ARTICLE 5
                                  Warrant Agent

            SECTION 5.1. Appointment of Warrant Agent. The Company hereby appoints (a) the Initial Warrant Agent to act as agent for the Company from the date hereof until the Separation Date, (the "Initial Period"), and (b) the Warrant Agent to act as agent for the Company from the Separation Date until the Expiration Date, both in accordance with the express provisions of this Agreement and the Initial Warrant Agent and Warrant Agent hereby accept such appointments. For purposes of this Article 5, the term "Warrant Agent" shall refer to both the Initial Warrant Agent with respect to the Initial Period and the Warrant Agent with respect to subsequent to the Initial Period. Upon the Separation Date, the Initial Warrant Agent shall transfer to the Warrant Agent the Certificate Register and such other documents as the Warrant Agent shall reasonably request.

            SECTION 5.2. Right and Duties of Warrant Agent. (a) In acting under this Warrant Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent for the Company and does not assume any obligation or relationship of agency or trust for or with any of the holders of Warrant Certificates or beneficial owners of Warrants.

            (b) The Warrant Agent may consult with counsel satisfactory to it (who may be counsel to the Company), and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice of such counsel.

            (c) The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit, statement, opinion or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

            (d) The Warrant Agent shall be obligated to perform only such duties as are specifically set forth herein and in the Warrant Certificates, and no implied duties or obligations of the Warrant Agent shall be read into this Agreement or the Warrant Certificates. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Warrant Certificates countersigned by the Warrant Agent and delivered by it to the Holders or on behalf of the Holders pursuant to this Agreement or for the application by the Company of the proceeds of the Warrants. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in the Warrant Certificates or in the case of the receipt of any written demand from a Holder with respect to such default, including any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise.

            (e) The Warrant Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require an adjustment of the number of shares of Common Stock issuable upon exercise of each Warrant or the Exercise Price, or with respect to the nature or extent of any adjustment when made or with respect to the method employed or provided to be employed herein or in any supplemental agreement in making the same. The Warrant Agent shall not be accountable with respect to the validity or value of any shares of Common Stock or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or upon any adjustment pursuant to Article 4, and it makes no representation with respect thereto. The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates upon the surrender of any Warrant Certificate for the purpose of exercise or upon any adjustment pursuant to Article 4, or to comply with any of the covenants of the Company contained in Article 4.

            (f) The Warrant Agent may perform any of its duties through agents and shall have no liability for the acts or omissions of such agents appointed with due care.

            SECTION 5.3. Individual Rights of Warrant Agent. Except as may be prohibited by law, the Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or its affiliates or become pecuniarily interested in transactions in which the Company or its affiliates may be interested, or contract with or lend money to the Company or its affiliates or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

            SECTION 5.4. Warrant Agent's Disclaimer. The Warrant Agent shall not be responsible for and makes no representation as to the validity or adequacy of this Agreement or the Warrant Certificates and it shall not be responsible for any statement in this Agreement or the Warrant Certificates other than its countersignature thereon.

            SECTION 5.5. Compensation and Indemnity. The Company and the Warrant Agent have entered into an agreement pursuant to which the Company agrees to pay the Warrant Agent from time to time compensation for its services and to reimburse the Warrant Agent upon request for all reasonable out-of-pocket expenses incurred by it, including the reasonable compensation and expenses of the Warrant Agent and its directors, officers, agents and counsel. The Company shall indemnify the Warrant Agent and its directors, officers, agents and counsel against any and all loss, liability, damage, claim or expense (including agents' and attorneys' fees and expenses) incurred by the Warrant Agent without negligence, bad faith or willful misconduct on its part arising out of or in connection with the acceptance or performance of its duties under this Agreement. The Warrant Agent shall notify the Company promptly of any claim for which it may seek indemnity. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Warrant Agent through wilful misconduct, negligence or bad faith. The Company's payment obligations pursuant to this Section 6.5 shall survive the termination of this Agreement and the resignation or removal of the Warrant Agent.

            To secure the Company's payment obligations under this Agreement, the Warrant Agent shall have a lien prior to the Holders on all money or property held or collected by the Warrant Agent.

            SECTION 5.6. Successor Warrant Agent. The Company agrees for the benefit of the Holders that there shall at all times be a Warrant Agent hereunder until all the Warrants have been exercised or are no longer exercisable.

            (a) The Warrant Agent may at any time resign by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, however, that such date shall not be less than 60 days after the date on which such notice is given unless the Company otherwise agrees. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective, which date shall not be less than 60 days after such notice is given unless the Warrant Agent otherwise agrees. Any removal under this Section 6.6 shall take effect upon the appointment by the Company as hereinafter provided of a successor Warrant Agent (which shall be a bank or trust company authorized under the laws of the jurisdiction of its organization to exercise corporate trust powers) and the acceptance of such appointment by such successor Warrant Agent. If a successor Warrant Agent does not take office within 60 days after the retiring Warrant Agent resigns or is removed, the retiring Warrant Agent or the Holders of 10% of the

Warrants may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor.

            (b) In the event that at any time the Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or shall commence a voluntary case under Federal bankruptcy laws, as now or hereafter constituted, or under any other applicable Federal or state bankruptcy, insolvency or similar law, or shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Warrant Agent or its property or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action, or a decree or order for relief by a court having jurisdiction in the premises shall have been entered in respect of the Warrant Agent in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or similar law, or a decree or order by a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or similar official) of the Warrant Agent or of its property or affairs, or any public officer shall take charge or control of the Warrant Agent or of its property or affairs for the purpose of rehabilitation, conservation, winding up or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing filed with the successor Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the successor Warrant Agent of such appointment, the Warrant Agent shall cease to be the Warrant Agent hereunder; provided, however, that in the event of the resignation of the Warrant Agent hereunder, such resignation shall be effective on the earlier of (i) the date specified in the Warrant Agent's notice of resignation and (ii) the appointment and acceptance of a successor Warrant Agent hereunder.

            (c) Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the rights and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as Warrant Agent hereunder.

            (d) Any corporation into which the Warrant Agent hereunder may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation to which the Warrant Agent shall sell or otherwise transfer all or substantially all the corporate trust or stock transfer assets and business of the Warrant Agent, provided that it shall be qualified as aforesaid, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

                                    ARTICLE 6
                                  Miscellaneous

            SECTION 6.1. Financial Statements and Reports of the Company. The Company agrees (a) to file with the Warrant Agent or Initial Warrant Agent, as applicable, and to provide to each Holder, upon written request of such Holder to the Company, without cost to such Holder, copies of the annual and quarterly reports and documents that the Company files with the Securities and Exchange Commission (to the extent such filings are accepted by the Commission and whether or not the Company has a class of securities registered under the Exchange Act or that the Company would be required to file were it subject to
Section 13 or 15 of the Exchange Act, within 15 days after the date of such filing or the date on which the Company would be required to file such reports or documents, and all such annual or quarterly reports shall include the geographic segment financial information as has heretofore been disclosed by the Company in its public filings with the Securities and Exchange Commission, and
(b) if filing such reports and documents is not accepted by the Securities and Exchange Commission or is prohibited under the Exchange Act, to supply at the Company's expense copies of such reports and documents to any prospective Holder promptly upon request.

            SECTION 6.2. Third-Party Beneficiaries. The Holders shall be third-party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Warrant Agent or the Initial Warrant Agent, as applicable, on the other hand, and each Holder shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

            SECTION 6.3. Rights of Holders. Holders of unexercised Warrants are not entitled to (i) receive dividends or other distributions, (ii) receive notice of or vote at any meeting of the stockholders, (iii) consent to any action of the stockholders, (iv) receive notice as stockholders of any other proceedings of the Company, (v) exercise any preemptive rights or (vi) exercise any other rights whatsoever as stockholders of the Company.

            SECTION 6.4. Amendment. This Agreement may be amended by the parties hereto without the consent of any Holder for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein or adding or changing any other provisions with respect to matters or questions arising under this Agreement as the Company and the Warrant Agent or the Initial Warrant Agent, as applicable, may deem necessary or desirable (including without limitation any addition or modification to provide for compliance with the transfer restrictions set forth herein); provided, however, that such action shall not adversely affect the rights of any of the Holders in any material respect. Any amendment or supplement to this Agreement that has a material adverse effect on the interests of the Holders shall require the written consent of the Holders of a majority of the then outstanding Warrants. The consent of each Holder affected shall be required for any amendment pursuant to which the Exercise Price would be increased or the number of Warrant Shares issuable upon exercise of Warrants would be decreased (other than pursuant to adjustments provided herein) or the exercise period with respect to the Warrants would be shortened. In determining whether the Holders of the required number of Warrants have concurred in any direction, waiver or consent, Warrants owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Warrant Agent or the Initial Warrant Agent, as applicable, shall be protected in relying on any such direction, waiver or consent, only Warrants which the Warrant Agent or the Initial Warrant Agent, as applicable, actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Warrants outstanding at the time shall be considered in any such determination.

            SECTION 6.5. Notices. Any notice or communication shall be in writing and delivered in Person or mailed by first-class mail addressed as follows:

               if to the Company:

               Metricom, Inc.
               980 University Avenue
               Los Gatos, California
               Attention:  Chief Financial Officer
               Telecopy No.:  408-354-1024

               With copies to:
               Cooley Godward LLP
               1 Maritime Plaza
               San Francisco, California  94111
               Attention:  Kenneth L. Guernsey, Esq.
               Telecopy No.:  415-951-3699

               If to the Initial Warrant Agent:

               Bank One Trust Company, N.A.
               One North State Street
               9th Floor
               Chicago, Illinois 60602
               Telecopy No.:  312-407-1708
               Attention:  Corporate Trust Administration

               If to the Warrant Agent:

               EquiServe LP

               ------------------------------------------

               ------------------------------------------
               Telecopy No.
                            ------------------------------
               Attention:
                            ------------------------------

            The Company or the Warrant Agent by notice to the other may designate additional or different addresses for subsequent notices or communications.

            Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder's address as it appears on the Certificate Register and shall be sufficiently given if so mailed within the time prescribed.

            Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it; provided, however, that notice to the Warrant Agent or the Initial Warrant Agent shall be effective only upon receipt.

            SECTION 6.6. Governing Law. The laws of the State of New York shall govern this Agreement and the Warrants.

            SECTION 6.7. Successors. All agreements of the Company in this Agreement and the Warrant Certificates shall bind its successors. All agreements of the Warrant Agent or the Initial Warrant Agent, in this Agreement shall bind their respective successors.

            SECTION 6.8. Multiple Originals. The parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Agreement.

            SECTION 6.9. Table of Contents. The table of contents and headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

            SECTION 6.10. Severability. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.


                  [Remainder of page intentionally left blank]

            IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

                                               METRICOM, INC.


                                               by   /s/ Timothy A. Dreisbach
                                                   -----------------------------
                                                   Name: Timothy A. Dreisbach
                                                   Title: President and CEO



                                               BANKBOSTON N.A.
                                                   as Warrant Agent


                                               by   /s/ Tyler Hanes
                                                   -----------------------------
                                                   Name: Tyler Hanes
                                                   Title: Managing Director


                                               BANK ONE TRUST COMPANY, N.A.
                                                   as Initial Warrant Agent


                                               by   /s/ Sandra L. Caruba
                                                   -----------------------------
                                                   Name: Sandra L. Caruba
                                                   Title: Vice President

EXHIBIT A

                       FORM OF FACE OF WARRANT CERTIFICATE


            [UNTIL THE SEPARATION DATE (AS DEFINED), THIS WARRANT HAS BEEN ISSUED AS, AND MUST BE TRANSFERRED AS, A UNIT TOGETHER WITH THE ASSOCIATED 13% SENIOR NOTES DUE 2010 (THE "NOTES") OF METRICOM, INC. ("THE COMPANY"), AND METRICOM FINANCE, INC. EACH UNIT CONSISTS OF $1,000 PRINCIPAL AMOUNT OF NOTES AND A WARRANT TO PURCHASE 4.75 SHARES OF COMMON STOCK OF THE COMPANY, SUBJECT TO ADJUSTMENT UNDER CERTAIN CIRCUMSTANCES. A COPY OF THE WARRANT AGREEMENT PURSUANT TO WHICH THE WARRANTS HAVE BEEN ISSUED IS AVAILABLE FROM THE COMPANY UPON REQUEST.](1)

            [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE WARRANT AGREEMENT REFERRED TO HEREIN.]




--------
(1) To be included on Warrants issued before the Separation Date.

No. Certificate for _____ Warrants

        WARRANTS TO PURCHASE COMMON STOCK OF METRICOM, INC.

            THIS CERTIFIES THAT __________, or its registered assigns, is the registered holder of the number of Warrants set forth above (the "Warrants"). Each Warrant entitles the holder thereof (the "Holder"), at its option and subject to the provisions contained herein and in the Warrant Agreement referred to below, to purchase from Metricom, Inc., a Delaware corporation (the "Company"), 4.75 shares of Common Stock, par value of $0.001 per share, of the Company (the "Common Stock") at the per share exercise price of $87.00 (the "Exercise Price"). This Warrant Certificate shall terminate and become void as of the close of business on August 15, 2000 (the "Expiration Date") or upon the exercise hereof as to all the shares of Common Stock subject hereto. The number of shares issuable upon exercise of the Warrants and the Exercise Price per share shall be subject to adjustment from time to time as set forth in the Warrant Agreement.

            Each Note will be transferable only along with the corresponding Warrant forming a unit and will not become separately transferable until the earliest to occur of (i) August 15, 2000, (ii) an Event of Default, as defined in the Indenture, (iii) an Exercise Event, as defined herein, or (iv) such other date, as Lehman Brothers Inc. shall determine in its sole discretion (the "Separation Date").

                This Warrant Certificate is issued under and in accordance with a Warrant Agreement dated as of February 7, 2000 (the "Warrant Agreement"), between the Company, Bank One Trust Company, N.A. (the "Initial Warrant Agent") and BankBoston N.A. (the "Warrant Agent," which term shall refer to the Initial Warrant Agent from the date hereof up to and excluding the Separation Date, and therefore, to the Warrant Agent, and includes any successor Warrant Agent under the Warrant Agreement), and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full statement of the respective rights, limitations of rights, duties and obligations of the Company, the Warrant Agent and the Holders of the Warrants. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Warrant Agreement. A copy of the Warrant Agreement may be obtained for inspection by the Holder hereof upon written request prior to the Separation Date to the Initial Warrant Agent at Bank One Trust Company, N.A., One North State Street, 9th Floor, Chicago, Illinois 60602, Telecopy No: 312-407-1708, Attention: Corporate Trust Administration, and from the Separation Date, to the Warrant Agent at 150 Royall Street, Canton, Massachusetts 02021.

            Subject to the terms of the Warrant Agreement, the Warrants may be exercised in whole or in part by presentation of this Warrant Certificate with the Election to Purchase attached hereto duly executed and with the simultaneous payment of the Exercise Price in cash (subject to adjustment) to the Warrant Agent for the account of the Company at the office of the Warrant

Agent. Payment of the Exercise Price in cash shall be made by certified or official bank check payable to the order of the Company or by wire transfer of funds to an account designated by the Company for such purpose.

        This Warrant requires the Holder to comply with certain certification and opinion delivery requirements under certain circumstances in order to validly exercise the Warrant.

            As provided in the Warrant Agreement and subject to the terms and conditions therein set forth, the Warrants shall be exercisable at any time on or after August 15, 2000, provided, however, that no Warrant shall be exercisable after February 15, 2010.

            In the event the Company enters into a Combination, the Holder hereof will be entitled to receive upon exercise of the Warrants the kind and amount of shares of capital stock or other securities or other property of such surviving entity as the Holder would have been entitled to receive upon or as a result of the Combination had the Holder exercised its Warrants immediately prior to such Combination; provided, however, that in the event that, in connection with such Combination, consideration to holders of Common Stock in exchange for their shares is payable solely in cash or in the event of the dissolution, liquidation or winding-up of the Company, the Holder hereof will be entitled to receive such cash distributions as the Holder would have received had the Holder exercised its Warrants immediately prior to such Combination, less the Exercise Price.

            As provided in the Warrant Agreement, the number of shares of Common Stock issuable upon the exercise of the Warrants and the Exercise Price are subject to adjustment upon the happening of certain events.

            The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with the transfer or exchange of the Warrant Certificates pursuant to Section 2.6 of the Warrant Agreement, but not for any exchange or original issuance (not involving a transfer) with respect to temporary Warrant Certificates, the exercise of the Warrants or the issuance of the Warrant Shares.

            Upon any partial exercise of the Warrants, there shall be countersigned and issued to the Holder hereof a new Warrant Certificate representing those Warrants which were not exercised. This Warrant Certificate may be exchanged at the office of the Warrant Agent by presenting this Warrant Certificate properly endorsed with a request to exchange this Warrant Certificate for other Warrant Certificates evidencing an equal number of Warrants. No fractional Warrant Shares will be issued upon the exercise of the Warrants, but the Company shall pay an amount in cash equal to the Current Market Value per Warrant Share on the day immediately preceding the date the Warrant is exercised, multiplied by the fraction of a Warrant Share that would be issuable on the exercise of any Warrant.

            All shares of Common Stock issuable by the Company upon the exercise of the Warrants shall, upon such issue, be duly and validly issued and fully paid and non-assessable.

            The holder in whose name the Warrant Certificate is registered may be deemed and treated by the Company and the Warrant Agent as the absolute owner of the Warrant Certificate for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by notice to the contrary.

            The Warrants do not entitle any holder hereof to any of the rights of a shareholder of the Company.

            This Warrant shall be governed by the laws of the State of New York.

            This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

                                               METRICOM, INC.

                                          By
                                             -----------------------------------
                                               Name:
                                               Title:

DATED:

Countersigned:

---------------------------
as Warrant Agent,


By:
    Authorized Signatory

                   FORM OF ELECTION TO PURCHASE WARRANT SHARES
                 (to be executed only upon exercise of Warrants)
                                 METRICOM, INC.

            The undersigned hereby irrevocably elects to exercise Warrants at an exercise price per Warrant (subject to adjustment) of $______ to acquire _____ shares of Common Stock, par value $0.001 per share, of Metricom, Inc. on the terms and conditions specified within the Warrant Certificate and the Warrant Agreement therein referred to, surrenders this Warrant Certificate and all right, title and interest therein to Metricom, Inc. and directs that the shares of Common Stock deliverable upon the exercise of such Warrants be registered or placed in the name and at the address specified below and delivered thereto.


Date:____________, _____

                                      ------------------------------------------
                                      (Signature of Owner)

                                      ------------------------------------------
                                      (Street Address)


                                      ------------------------------------------
                                      (City)           (State)        (Zip Code)

                                      Signature Guaranteed by:

                                      ------------------------------------------
                                      Signature must be guaranteed by an
                                      eligible Guarantor Institution (generally,
                                      banks, stock brokers, savings and
                                      loan associations and credit
                                      unions) with membership in an
                                      approved guarantee medallion
                                      program pursuant to Securities
                                      and Exchange Commission
                                      Rule 17Ad-5
--------------

     The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever, and must be guaranteed.

Securities and/or check to be issued to:

Please insert social security or identifying number:

         Name:____________________________________________

         Street Address:__________________________________

         City, State and Zip Code:________________________

Any unexercised Warrants represented by the Warrant Certificate to be issued to:

         Please insert social security or identifying number:

         Name:____________________________________________

         Street Address:__________________________________

                             City, State and Zip Code:________________________

                                   APPENDIX A

                            LIST OF FINANCIAL EXPERTS
                                ----------------

BT Alex. Brown
Bear, Stearns & Co., Inc.
Chase Securities Inc.
Credit Suisse First Boston Corporation
Donaldson, Lufkin & Jenrette Securities Corporation
ING Baring (U.S.) Securities Corporation
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Lazard Freres & Co.
Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley, Dean Witter & Co. Incorporated
Oppenheimer & Co., Inc.
Prudential Securities Inc.
Salomon Smith Barney Inc.
SBC Warburg Dillon Read Inc.